UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                         April 24, 2012

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Gulfport, Mississippi 39501 (228) 864-1211	64-0205820

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Mississippi Power Company.  Information contained herein relating to each registrant is filed by each registrant solely on its own behalf.  Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

See MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Integrated Coal Gasification Combined Cycle” of Mississippi Power Company (“Mississippi Power”) in Item 7 and Note 3 to the financial statements of The Southern Company and of Mississippi Power under “Integrated Coal Gasification Combined Cycle” in Item 8 of each company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for information regarding the integrated coal gasification combined cycle under construction in Kemper County, Mississippi (“Kemper IGCC”).

In June 2010, the Sierra Club filed an appeal of the Mississippi Public Service Commission’s (“MPSC”) June 2010 decision (“2010 MPSC Order”) to grant the Certificate of Public Convenience and Necessity (“CPCN”) for the Kemper IGCC with the Chancery Court of Harrison County, Mississippi (“Chancery Court”).  On February 28, 2011, the Chancery Court issued a judgment affirming the 2010 MPSC Order and, on March 1, 2011, the Sierra Club appealed the Chancery Court’s decision to the Mississippi Supreme Court.  On March 15, 2012, the Mississippi Supreme Court reversed the Chancery Court’s decision and the 2010 MPSC Order and remanded the matter to the MPSC to correct the 2010 MPSC Order.

On April 24, 2012, the MPSC issued a detailed order on remand confirming the CPCN for the Kemper IGCC subject to the same conditions set forth in the 2010 MPSC Order.  The ultimate outcome of this matter cannot be determined at this time.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2012	THE SOUTHERN COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary

MISSISSIPPI POWER COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary